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                                  EXHIBIT 99.1


                                                      MB FINANCIAL, INC.
                                                      1200 NORTH ASHLAND AVENUE
                                                      CHICAGO, ILLINOIS 60622
                                                      (773) 278-4040
                                                      NASDAQ:  MBFI

PRESS RELEASE


FOR INFORMATION AT MB FINANCIAL, INC.:

INVESTOR CONTACTS:
      Mitchell Feiger - President & CEO      Jill E. York - Vice President & CFO
      (773) 292-6271                         (773) 645-7866
      feiger@manbk.com                       york@manbk.com
      ----------------                       --------------

MEDIA CONTACTS:
      Karen Perlman                          Raymond Minkus
      Manufacturers Bank                     Minkus & Dunne Communications
      (773) 292-6292                         (312) 541-8787
      perlman@manbk.com                      rdm@minkus-dunne.com
      -----------------                      --------------------

FOR IMMEDIATE RELEASE


                     MB FINANCIAL TO ACQUIRE AND THEN MERGE
                FIRST SAVINGS & LOAN ASSOCIATION OF SOUTH HOLLAND
                            INTO MANUFACTURERS BANK;
                      COMBINED ASSETS TO TOTAL $1.7 BILLION


CHICAGO, IL (FEBRUARY 9, 2001) - MB FINANCIAL, INC. (NASDAQ: MBFI), parent company of Manufacturers Bank, the 12th largest banking group in the Chicago area, has entered into an agreement to acquire FSL Holdings, Inc., and its principal operation, First Savings & Loan Association of South Holland.

The announcement was jointly made by Mitchell Feiger, President and CEO of MB Financial, Inc. and Chairman of Manufacturers Bank, and Harry Dykstra, Jr, Chairman and CEO of FSL Holdings Inc. and First Savings & Loan Association of South Holland.

The combination by MB Financial of Manufacturers Bank, which reported assets of $1.5 billion for its fiscal year ended December 31, 2000, and First Savings & Loan Association of South Holland, will increase the total asset size of the combined entity to in excess of $1.7 billion. First Savings & Loan Association of South Holland reported assets of $218 million for its most recent fiscal year ended July 31, 2000. The transaction is expected to be completed in the second quarter of 2001 and is subject to regulatory approval.

The acquisition of the single location First Savings & Loan Association of South Holland strengthens Manufacturers Bank's presence in the southern suburbs and bolsters its overall consumer deposit base.


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MB FINANCIAL ACQUISITION
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First Savings & Loan Association of South Holland, located at 475 E. 162nd
Street, will assume the Manufacturers Bank identity upon closing. The location will become Manufacturers Bank's second largest banking center, following its headquarters at 1200 North Ashland Avenue in Chicago.

Manufacturers Bank has additional south suburban locations in South Holland, Lansing and Tinley Park from which it provides a wide range of retail and commercial banking services.

Don A. De Graff, a Director of FSL Holdings Inc. and President of First Savings & Loan Association will become President of Manufacturers Bank's Southeast Region. At the completion of the acquisition, he will have responsibility for operations of the South Holland branch and also for business development.

"Manufacturers Bank has become one of the fastest growing institutions in the Chicago area through its strategic acquisitions and by emphasizing relationship banking services," said Feiger. "We are delighted to be adding First Savings & Loan Association of South Holland to our family and further strengthen our commitment to such a wonderful community."

"We have had a strong presence in the South Holland community for more than four decades and our customers have reciprocated by being dedicated to us," added De Graff. "Manufacturers Bank's core business values closely parallel our own."

Manufacturers Bank (WWW.MANUFACTURERSBANK.COM), is a locally operated financial institution, which has been delivering competitive personalized service for more that 66 years to privately-owned, middle-market companies as well as to individuals who live and work in the Chicago metropolitan area. Manufacturers Bank's holding company, MB Financial, Inc., is traded on NASDAQ as "MBFI".


                                      # # #

THIS NEWS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTIES, WITH RESPECT TO THE RESULTS OF OPERATIONS AND OTHER UNCERTAINTIES THAT MAY NOT BE KNOWN OR ANTICIPATED BY THE COMPANY. WHILE MANAGEMENT OF THE COMPANY USES ITS BEST EFFORTS TO BE ACCURATE IN MAKING FORWARD-LOOKING STATEMENTS, ANY SUCH STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS INDICATED IN SUCH FORWARD-LOOKING STATEMENTS.